Exhibit 3.7

BYLAWS
AMENDED AND RESTATED 1/21/15
LANNETT COMPANY, INC.

ARTICLE I
Identification

Section 1.                                           Name.  The name of the Corporation is LANNETT COMPANY, INC.

Section 2.                                           Registered Office.  The address of the registered office of the Corporation shall be such as the Board of Directors, from time to time, may designate within the State of Delaware.

Section 3.                                           Seal.  In the event the Board of Directors may determine that the Corporation should have a corporate seal, such seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the periphery of the seal shall appear the words “LANNETT COMPANY, INC.” In the center of the seal shall appear the word “Delaware” and the year of incorporation of the Corporation. The seal shall be kept in the Office of the Secretary of the Corporation.

Section 4.                                           Fiscal Year.  The fiscal year of the Corporation shall end on June 30. The Board of Directors shall have the power by resolution to change the fiscal year of the Corporation.

ARTICLE II
Capital Stock

Section 1.                                           Certificates Representing Shares.  Every share certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without share certificates. The rights and obligations of each share of the Corporation’s stock are identical whether or not such shares are represented by share certificates.

Section 2.                                           Transfer of Shares.  With respect to certificated shares, transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which share certificate shall be cancelled at the time of transfer. With respect to book-entry shares, transfer of shares shall be made on the books of the Corporation when duly authorized by the Board of Directors or by those corporate officers designated by the Board of Directors to carry out such transfer.

Section 3.                                           Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new share certificate in the place of any share certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed share certificate, or his or her legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such share certificate.

ARTICLE III
The Stockholders

Section 1.                                           Place of Meetings.  Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be designated in the respective notices or waivers of notice, thereof, or proxies to represent stockholders thereat.

Section 2.                                           Stockholders’ Meetings.

(a)                                 Annual Meeting.  The Annual Meeting for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year on such day as shall be fixed by the Board of Directors from time to time. If the Annual Meeting shall not be called and held for a period of 13 months after the Corporation’s last Annual Meeting, any stockholder may call such meeting at any time thereafter.

(b)                                 Special Meetings.  Special Meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the majority of the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the Meeting.  At any time upon written request of any person or persons entitled to call a Special Meeting, it shall be the duty of the Secretary to call a Special Meeting of the stockholders to be held at such time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the stockholders receive notice of the Special Meeting.  Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a Special Meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the Special Meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the Special Meeting to each stockholder entitled to vote at such meeting.

(c)                                  Adjournments.   If an Annual Meeting or Special Meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(d)                                 Nature of Business at Stockholders’ Meetings.  No business may be transacted at an Annual Meeting other than business that is (i) specified in the notice of the meeting (or any supplement thereto); (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the

Annual Meeting pursuant to the procedures set forth in Subsections 2(e) and 2(f) (a “Stockholder Proposal”).  The Chairman shall determine whether a Stockholder Proposal has been properly brought.  Any Stockholder Proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be considered by the Corporation.

(e)                                  Stockholder Proposals: Timely Notice.  To be timely, a Stockholder Proposal must be delivered to the Secretary and received at the principal executive offices of the Corporation at least one hundred and twenty (120) calendar days before the anniversary date of the immediately preceding Annual Meeting; provided, however that in the event that the Annual Meeting is called for a date that is not within thirty (30) calendar days before or after such anniversary date, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever comes first.

(f)                                   Stockholder Proposals: Proper Form.  To be in proper written form, a Stockholder Proposal must set forth as to each matter such stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought and the reasons for conducting the business at the Annual Meeting; (ii) the name and record address of such stockholder; (iii) the class and number of shares of the Corporation owned; (iv) a description of all arrangements or understandings between the stockholder and any other persons in connection with the Stockholder Proposal and any material interest the stockholder has in the proposed business; (v) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting; and (vi) any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by the stockholder with respect to the Stockholder Proposal pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.                                           Corporate Records: Inspection.

(a)                                 Obligation to Maintain.  The Corporation shall keep at its registered office or at its principal place of business an original or duplicate record of the proceedings of the stockholders and of the Board of Directors, the original or a copy of its Bylaws, certified by the Secretary of the Corporation, the Corporation’s stock ledger, and a list of its stockholders, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of share certificates issued and the number and date of cancellation of every share certificate surrendered for cancellation. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

(b)                                 Right of Inspection.  Subject to complying with the requirements of Section 220 of the Delaware General Corporation Law, every stockholder of record shall have a right to examine, upon demand under oath stating the purpose thereof, in person or by agent or attorney, during usual business hours, for any proper purpose, the stock ledger, the list of stockholders, the Corporation’s books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom.

Section 4.                                           Notice of Meetings - Waiver.  Written or printed notice, stating the place, date and hour of a meeting of the stockholders and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), or in case of a merger or consolidation to which the Corporation is a party, or in the case of the sale of substantially all of its assets, not less than twenty (20), nor more than sixty (60), days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting and to each holder of other securities having voting power.  The Corporation shall give such notices, if any, as required by the national exchange upon which the Corporation’s common stock is traded.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder or such other security holder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Waiver by a stockholder of notice in writing of a stockholders’ meeting, signed by him or her, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and neither the business to be transacted at, nor the purpose of, such meeting need be specified in such waiver. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.                                           Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or allotment of any rights, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.                                           Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonable electronic network or at the Corporation’s principal place of business.  Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders’ list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7.                                           Quorum.  The presence, in person or represented by proxy of holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of stockholders.  The stockholders present, in person or represented by proxy, at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough of the stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

Section 8.                                           Voting at Meetings.

(a)                                 Voting Stock.  Except as otherwise provided by law or by the Certificate of Incorporation, every holder of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his or her name on the books of the Corporation. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which number shall, in no event, be less than a majority of the shares outstanding and shall be filed with the Secretary of the Corporation.

(b)                                 Proxies.  A stockholder, or the holder of any other security having voting power, may vote either in person or by proxy executed in writing by the stockholder, or by his or her duly authorized attorney-in-fact. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(c)                                  Voting of Shares Owned by Other Corporations.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine; or, in the absence of such provision or determination, as the President or Vice President and Secretary or Assistant Secretary of such other corporation may by proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.

(d)                                 Voting of Shares Owned by Fiduciaries.  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. It shall not be necessary for such fiduciary to obtain a court order authorizing him or her to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

(e)                                  Voting of Shares Owned by Two or More Persons.  If shares or other securities having voting power stand of record in the names of two or more persons, the right to vote such securities and the effect of such vote shall be determined as provided in Section 217 of the Delaware General Corporation Law or any law amending or supplementing the same.

(f)                                   Voting of Shares Owned by Receivers.  Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(g)                                  Voting of Pledged Shares.  A stockholder whose shares are pledged shall be entitled to vote such shares unless the shares have been transferred into the name of the pledgee, and in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

Section 9.                                           Inspectors of Election.

(a)                                 Appointment of Inspectors.  In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his or her proxy, shall make such appointment at the meeting. The number of inspectors shall be one or three. If appointed at a meeting at the request of one or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector.

(b)                                 Failure to Act.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

(c)                                  Duties of.  The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes; determine the result; and perform such acts as may be proper to conduct the election. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)                                 Inspectors’ Certificate.  On request of the chairman of the meeting, or of any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE IV
The Board of Directors

Section 1.                                           Number and Qualifications.  The business and affairs of the Corporation shall be managed by a Board of Directors (who need not be residents of the State of Delaware, nor stockholders of the Corporation), and may consist of such number as may be determined from time to time by the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2.                                           Election.  At each Annual Meeting, the stockholders by plurality vote shall elect directors to hold office until the next succeeding Annual Meeting, unless sooner removed as provided in these Bylaws. Elections for directors shall be by written ballot if any stockholder so requests. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall be elected and qualified.

Section 3.                                           Nominations of Directors.  Persons who are nominated by the Governance and Nominating Committee pursuant to the provisions set forth in such Committee’s charter and approved by the Board of Directors shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be held at any Annual Meeting by the Governance and Nominating Committee.

Section 4.                                           Vacancies.  Any vacancy occurring in the Board of Directors and any newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 5.                                           Place of Meetings.  Annual, regular or special meetings of the Board of Directors of the Corporation may be held either within or without the State of Delaware.

Section 6.                                           Directors’ Meetings.

(a)                                 Annual Meeting.  The Board of Directors shall meet each year immediately after the Annual Meeting, at the place where such meeting of the stockholders has been held for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

(b)                                 Regular Meetings.  Regular meetings of the Board of Directors shall be held without notice at such time and place as may, from time to time, be fixed by resolution of the Board of Directors or as may be specified in the call of the meeting.

(c)                                  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by any two (2) members of the Board of Directors, and shall be held upon notice by mail, telegram, fax or e-mail, delivered for transmission not later than during the second (2nd) business day immediately preceding the day for such meeting, or by telephone received not later than during the third (3rd) business day immediately preceding the day for such meeting. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting. Notice of such special meeting shall include the place, day and hour of such special meeting.

(d)                                 Adjournment.  When a meeting of the Board of Directors is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 7.                                           Quorum.  A majority of the number of directors then in office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid corporate action as though it had been authorized at a duly convened meeting of the Board of Directors; provided, further, that one or more directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 8.                                           Removal.

(a)                                 The entire Board of Directors or any individual director may be removed from office with or without cause, by a vote of stockholders holding a majority of the shares outstanding and entitled to vote at any Annual Meeting.  In case the entire Board of Directors or any one or more of the directors are so removed, new directors may be elected at the same meeting for the unexpired term of the director or directors so removed.

(b)                                 Any one or more of the directors may be removed for cause by the vote of at least eighty percent (80%) of the remaining directors. For purposes of these Bylaws, the Board of Directors shall have cause for removal upon the willful engaging by a director in conduct which is materially and demonstrably injurious to the Corporation.

Section 9.                                           Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, or the Secretary of the Corporation.   Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.                                    Interest of Directors and Officers in Contracts.

(a)                                 No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership,

association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because the votes of such director or officer are counted for such purpose, if:

(i)                                     The material facts as to the interest of such director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or if the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or officer; or

(ii)                                  The material facts as to the interest of such director or officer and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)                               The contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders and is found to be in compliance within the spirit and intent of the regulations imposed by the Sarbanes-Oxley Act of 2002.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11.                                    Financial Report to Stockholders.   The Board, or one of its Committees, shall ensure that the Company timely files all quarterly and annual financial statements and related disclosures required under applicable rules and regulations of the Securities and Exchange Commission.

Section 12.                                    Compensation of Directors.  The Board of Directors may establish the compensation for, and reimbursement of the expenses of directors, for their membership on the Board of Directors and on committees thereof, for attendance at meetings of the Board of Directors or committees thereof and for other services by directors to the Corporation or any of its majority owned subsidiaries.

Section 13.                                    Rules.  The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

Section 14.                                    Participation in Meetings by Remote Communications.   Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 15.                                    Reliance upon Books, Reports and Records.  Each director and each member of a committee designated by the Board of Directors will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director or committee member believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V
Committees

The Board of Directors shall form an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and such other committees as it may decide, which shall in each case consist of directors elected to the Board of Directors.  Committees shall keep proper minutes and records of their proceedings and may exercise such powers as the Board of Directors may by resolution determine and specify in their respective charters and such other resolutions as the Board of Directors may adopt.

ARTICLE VI
The Officers

Section 1.                                           Number.  The principal officers of the Corporation shall consist of the Chief Executive Officer, the President, a Secretary, a Chief Operations Officer, a Chief Financial Officer, and a Treasurer; and may include one or more Vice Presidents (who may be designated as Corporation Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), and such subordinate officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors, in such manner and for such terms as the Board of Directors may prescribe. Any two or more principal offices may be held by the same person, as designated and elected by the Board of Directors, except the offices of President and Secretary. The Chief Executive Officer and/or President should preside at all officer meetings.

Section 2.                                           General Duties.  All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 3.                                           Election, Term of Office and Qualifications.  The officers shall be chosen by the Board of Directors. Each officer shall hold office until the earliest to occur of (i) such time as his or her successor is chosen and qualified; (ii) his or her death; (iii) he or she shall have resigned; or (iv) he or she shall have been removed in the manner provided in Section 4.

Section 4.                                           Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.                                           Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one is elected, the Chief Executive

Officer, the President or Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                           Vacancies.  Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 7.                                           The Chairman of the Board.  The Chairman of the Board shall preside at all meetings of stockholders and all meetings of the Board of Directors, and may be the Chief Executive Officer of the Corporation if the directors so elect.

Section 8.                                           The Chief Executive Officer.  The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and all meetings of the stockholders of the Corporation. He or she shall have the ordinary duties of an executive officer having general supervision and direction of the affairs of a business corporation and, unless otherwise ordered by the Board of Directors, shall execute in the name of the Corporation all contracts and other documents requiring the signature of the Corporation. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting, he or she shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which the Corporation, as the owner thereof, might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 9.                                           The President.  The President shall perform the duties of the Chief Executive Officer in his or her absence. He or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors of the Corporation. The President may also be elected as the Chief Executive Officer.

Section 10.                                    The Vice President.  The Vice President or Vice Presidents, if elected, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate. At the request of the President, a Vice President may, in the case of the absence or inability to act of the President, temporarily act in his or her place. In the case of the death of the President, or in the case of his or her absence or inability to act, a Vice President designated by the Board of Directors shall act temporarily in his or her place until such time as the Board of Directors shall elect a new President.

Section 11.                                    The Secretary and Assistant Secretary.  The Secretary and Assistant Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the offices of Secretary and Assistant Secretary, and such other duties as may, from time to time, be assigned to them by the Board of Directors, the Chief Executive Officer, or by the President.

Section 12.                                    The Chief Financial Officer and Treasurer.  The Chief Financial Officer and Treasurer shall be the financial officers of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the offices of Chief Financial Officer and Treasurer, and such other duties as, from time to time, may be assigned to them by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer and Treasurer shall render to the Chief Executive Officer, President and the Board of Directors, whenever the same shall be required, an account of all their transactions as Chief Financial Officer and Treasurer and of the financial condition of the Corporation. They shall, if required to do so by the Board of Directors, give the Corporation a bond, the premiums for which shall be paid by the Corporation. The bond shall be in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

Section 13.                                    Compensation.  The salaries or other compensation of the Chief Executive Officer shall be fixed by the Compensation Committee.  The salaries or other compensation of the other officers are recommended by the Chief Executive Officer to the Compensation Committee for approval. No officer shall be prevented from receiving such salary by reason of the fact he or she is also a director of the Corporation.

Section 14.                                    Succession.  Each officer of the Corporation will hold office until his or her successor is elected and qualified or until his or her death, resignation or removal.  Any officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

ARTICLE VII
Indemnification of Directors, Officers, Agents and Employees

Section 1.                                           Mandatory Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law, each current or former director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding (hereinafter defined) by reason of the fact that such person is or was an Authorized Representative (hereinafter defined), against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person’s involvement in the Proceeding is an alleged act or omission in such person’s capacity as an Authorized

Representative or in another capacity while serving in such capacity, or both, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board of Directors or it is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Section 2.                                           Advancement of Expenses.  The Corporation shall promptly pay all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by an incumbent or former director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in the foregoing Section 1 in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

Section 3.                                           Non-Exclusive Right.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation’s Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who, has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.                                           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.

Section 5.                                           Powers of the Board of Directors.  The Corporation may enter into contracts to provide any Authorized Representatives with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by applicable law. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to create trust funds, pledge, mortgage or create security interests in the assets of the Corporation, obtain letters of credit or use other means, from time to time, to ensure payment of such amounts as may be necessary to perform the Corporation’s obligations under this Article or any such contract.

Section 6.                                           Definitions.  For the purposes of this Article:

(a)                                 “Proceeding” means a threatened, pending or completed action or suit, whether civil, criminal, administrative or investigative.

(b)                                 References to “the Corporation” include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives, so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c)                                  “Authorized Representative” means a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or non-profit entity in any of the foregoing capacities at the request of the Corporation.

ARTICLE VIII
Special Corporate Acts:

Negotiable Instruments, Deeds, Contracts and Stockholders’ Meetings

Section 1.                                           Deposit of Funds.  The moneys of the Corporation shall be deposited in the name of the Corporation, in such depositories as the Board of Directors shall designate or otherwise authorize, and shall be drawn out only in such manner as the Board of Directors shall prescribe.

Section 2.                                           Execution of Deeds, Contracts, Etc.  Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, President or a Vice President and attested by the Secretary or Assistant Secretary; and the Secretary, or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

Section 3.                                           Endorsement of Stock Certificates.  Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

Section 4.                                           Voting of Shares Owned by Corporation.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or any Vice President duly authorized by the Chief Executive Officer or the Board of Directors, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation of which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.  The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IX
Amendments

The Board of Directors, by a majority vote of the members thereof, shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, at any regular or special meeting of the Board of Directors duly convened after notice of such purpose, subject always to the power of an affirmative vote of the stockholders holding a majority of the outstanding shares to modify such action.

ARTICLE X
Miscellaneous

Whenever the provisions of these Bylaws shall contradict the provisions of the Corporation’s Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

ARTICLE XI

Exclusive Forum for Stockholder Actions

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.  The provisions of this Article XI shall apply to all actions filed on or after the date of the adoption of this Article XI.

ARTICLE XII

Award of Attorneys’ Fees in Stockholder Actions

In the event that (i) any current or former stockholder of the Corporation or anyone acting on their behalf (the “Claiming Party”) initiates or asserts any claim or counterclaim, including any derivative action brought by or in the right of the Corporation (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation, including any derivative action brought by or in the right of the Corporation, and (ii) the Claiming Party (or the third party that receives substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits and substantially achieves, in both substance and amount, the full remedy sought in such Claim, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation for all fees, costs and expenses of any kind and description (including but not limited to all reasonable attorneys’ fees and other litigation expenses) that the Corporation may incur in connection with such Claim.  This provision of this Article XII shall apply to all actions filed on or after the date of the adoption of this Article XII.